DAY RUNNER, INC.
                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-46969 and 33-53422 of Day Runner, Inc. on Form S-8, in Registration Statement No. 33-670792 of Day Runner, Inc. on form S-8, in Post- Effective Amendment No. 1 to Registration Statement No. 33-61186 of Day Runner, Inc. on Form S-3, and in Registration Statement Nos. 33-84036, 80819, 333-20247 and 333-34887 of Day Runner, Inc. on Form S-8 of our reports dated August 15, 1997 appearing in the Annual Report on Form 10-K of Day Runner, Inc. for the year ended June 30, 1997.



DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Long Beach, California
September 26, 1997